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                                                                     EXHIBIT 5

                             Shack & Siegel, P.C.
                               530 Fifth Avenue
                           New York, New York 10036
                                (212) 782-0700


                                                                April 17, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re: Form S-8 Registration Statement
                      400,000 shares of common stock
                      par value $.01 per share, of Just Toys, Inc.
                      --------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Just Toys, Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 400,000 shares (the "Shares") of the Company's common stock, par value $.01 per share, which may be issued and sold pursuant to the Company's 1992 Amended and Restated Incentive and Non-Qualified Stock Option Plan (the "Plan").

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Plan; (ii) the Registration Statement; (iii) the Certificate of Incorporation, as amended, of the Company; (iv) the By-Laws of the Company; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, assuming full payment is made for the Shares, when issued pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.



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Securities and Exchange Commission             -2-              April 17, 1998

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

         The law covered by the opinions expressed herein is limited to the corporate laws of the State of Delaware.

         Please be advised that Donald D. Shack, a stockholder and director of this firm, is a director of the Company.

                                                     Very truly yours,

                                                     SHACK & SIEGEL, P.C.



                                                     By: /s/ Donald D. Shack
                                                         -----------------------
                                                             Donald D. Shack